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                                                                    EXHIBIT 3.3

                              MAIN STREET TRUST, INC.

                                       BYLAWS




                                  AUGUST 12, 1999

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                               MAIN STREET TRUST, INC.

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                                       BYLAWS
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                                     ARTICLE 1

                                        NAME

       SECTION 1.1 NAME. The name of this corporation is "Main Street Trust, Inc." (the "Corporation").

                                     ARTICLE 2

                                      OFFICES

       SECTION 2.1 REGISTERED OFFICE. The Corporation shall at all times maintain a registered office in the State of Illinois, which, except as otherwise determined by the Board of Directors of the Corporation (the "Board"), shall be in the City of Champaign, County of Champaign.

       SECTION 2.2 PRINCIPAL OFFICE. The principal office of the Corporation shall be maintained at such place within or without the State of Illinois as the Board shall designate.

       SECTION 2.3 OTHER OFFICES. The Corporation may also have offices at such other places within or without the State of Illinois as the Board shall from time to time designate or the business of the Corporation shall require.

                                     ARTICLE 3

                              MEETINGS OF SHAREHOLDERS

       SECTION 3.1 PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at such places within or without the State of Illinois as the Board may determine.

       SECTION 3.2   ANNUAL MEETINGS.

              3.2.1 TIME AND PLACE. The regular annual meeting of shareholders for the election of directors and for the transaction of any other business of the Corporation shall be held each year on the third Wednesday of April, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a Saturday, Sunday or legal holiday, or at such other time, date or place as the Board may determine.

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              3.2.2  ADVANCE NOTICE OF SHAREHOLDERS PROPOSALS.  (a) Business
to be considered by the shareholders shall be brought before an annual meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary of the mailing date of the proxy statement for the preceding year's annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a shareholder's notice as described above.
Such shareholder's notice to the Secretary of the Corporation shall set forth
(i) as to any business the shareholder proposed to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) any material interest in such business of such shareholder and (D) the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such shareholder, as they appear on the Corporation's books, and the name and address of such beneficial owner and
(B) the class and number of shares of the Corporation's capital stock that are owned beneficially and of record by such shareholder and such beneficial owner.

       (b) At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

       (c) Notwithstanding anything in these Bylaws of the Corporation to the contrary, only such business shall be brought before or conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the provisions of this Section and, if such person should so determine, such person shall so declare to the meeting and any such business so determined not to be properly before the meeting shall be disregarded.

       SECTION 3.3 NOTICE. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting of the shareholders is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid, and addressed to the shareholder at his or her address as it appears on the records of


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the Corporation as of the record date prescribed in Section 3.9.1 and Section
11.1.1 of these Bylaws.

       SECTION 3.4 NOMINATIONS FOR DIRECTOR. (a) Nominations of candidates for election as directors at any meeting of shareholders may be made: (i) by, or at the direction of, a majority of the Board; or (ii) by any shareholder of record entitled to vote at such meeting; provided that only persons nominated in accordance with procedures set forth in this Section shall be eligible for election as directors.

       (b) Nominations, other than those made by, or at the direction of, the Board, may only be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section. To be timely, a shareholder's notice shall be delivered to, or mailed and received by the Secretary of the Corporation, for an annual meeting, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days in advance of the anniversary (month and day) of the mailing date of the proxy statement for the previous year's annual meeting, and for a special meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the date (month and day) of the special meeting, regardless of any postponements or adjournments of that meeting to a later date. Such shareholder notice shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director: (A) the name, age, business address and residential address of such person; (B) the principal occupation or employment of such person; (C) the class and number of shares of the Corporation's stock which are beneficially owned by such person on the date of such shareholder notice; and (D) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the acquisition of stock, and pursuant to Regulation 14A under the Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether such person is subject to the provisions of such regulations, including, but not limited to, information required to be disclosed by Items 4(b) and 6 of Schedule 14A of Regulation 14A with the Securities and Exchange Commission; and (ii) as to the shareholder giving the notice: (A) the name and address, as they appear on the Corporation's books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominees; and (B) the class and number of shares of the Corporation's stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice. At the request of the Board, any person nominated by, or at the request of, the Board for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee.

       (c) The Board may reject any nomination by a shareholder not timely made in accordance with the requirements of this Section. If the Board, or a committee designated by the Board, determines that the information provided in a shareholder's notice does not satisfy the informational requirements of this Section in any material respect, the Secretary of the


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Corporation shall promptly notify such shareholder of the deficiency in the notice. The shareholder may cure the deficiency by providing additional information to the Secretary within such period of time, not less than five days from the date such deficiency notice is given to the shareholder, as the Board or such committee shall determine. If the deficiency is not cured within such period, or if the Board or such committee determines that the additional information provided by the shareholder, together with information previously provided, does not satisfy the requirements of this Section in any material respect, then the Board may reject such shareholder's notice and the proposed nominations shall not be accepted if presented at the shareholder meeting to which the notice relates. The Secretary of the Corporation shall notify a shareholder in writing whether his or her nomination has been made in accordance with the time and informational requirements of this Section. Notwithstanding the procedure set forth in this Section, if neither the Board nor such committee makes a determination as to the validity of any nominations by a shareholder, the presiding officer of the shareholder's meeting shall determine and declare at the meeting whether a nomination was not made in accordance with the terms of this Section. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section, he or she shall so declare at the meeting and the defective nomination shall not be accepted.

       SECTION 3.5 SPECIAL MEETINGS. Special meetings of shareholders for the purpose of taking any action permitted the shareholders by law and the articles of incorporation of the Corporation (the "Articles of Incorporation") may be called by the President, by a majority of the Board or by the holders of not less than one-fifth of all the outstanding shares entitled to vote on the matter for which the meeting is called. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of shareholders.

       SECTION 3.6 VOTING LISTS. The officer having charge of the stock transfer books for shares of the capital stock of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders, or at least ten (10) days before such meeting whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

       SECTION 3.7 QUORUM. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at a meeting of the shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any


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action taken (other than adjournment) is approved by at least a majority
(subject to any greater vote requirement as contained in the Articles of Incorporation or as otherwise required by law) of the shares required to constitute a quorum.

       SECTION 3.8 ADJOURNED MEETING AND NOTICE THEREOF. Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present, whether in person or represented by proxy, but in the absence of a quorum no other business may be transacted at such meeting, except as provided in
Section 3.7 above. When any shareholders' meeting, either annual or special, is adjourned for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. Except as provided above, it shall not be necessary to give any notice of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken.

       SECTION 3.9   VOTING.

              3.9.1 RECORD DATE. Unless a record date for voting purposes is fixed as provided in Section 11.1.1 of these Bylaws then, subject to the provisions of Section 7.45 of the Illinois Business Corporation Act of 1983, as amended (the "BCA") (relating to voting of shares held by fiduciaries, pledgors and joint owners), only persons in whose names shares entitled to vote stand on the stock records of the Corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.

              3.9.2 METHOD; VOTE REQUIRED. Unless otherwise required by law, voting may be oral or by written ballot; PROVIDED, HOWEVER, that all elections for directors must be by ballot if demanded by a shareholder before such voting begins. Except as provided in Section 3.7 and except with respect to election of directors, the affirmative vote of the majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the BCA, or the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

              3.9.3 VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by the


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trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into the trustee's name.

              Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held directly or indirectly by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

       SECTION 3.10 CONDUCT OF MEETING. The presiding officer at any meeting of shareholders, either annual or special, shall be the Chairman of the Board or, in his or her absence, the Vice Chairman, or in his or her absence, the President or, in the absence of all of the Chairman of the Board, the Vice Chairman and the President, anyone selected by a majority of the Board. The secretary at such meetings shall be the Secretary of the Corporation or, in his or her absence, anyone appointed by the presiding officer.

       SECTION 3.11 PROXIES. At all meetings of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing and complying with the requirements of the BCA. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest in the stock of the Corporation or in the Corporation generally which is sufficient in law to support an irrevocable power.

       SECTION 3.12 INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the presiding officer of any such meeting may, and on the request of any shareholder or a shareholder's proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed. The duties of such inspectors shall include: (a) determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of the proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents; (e) determining the result; and (f) such acts as may be proper to conduct the election or vote with fairness to all shareholders.

                                     ARTICLE 4

                                     DIRECTORS

       SECTION 4.1 POWERS. Subject to any limitations imposed by law, the Articles of Incorporation and these Bylaws as to actions which shall be authorized or approved by the


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shareholders, and subject to the duties of directors as prescribed thereby, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

       SECTION 4.2 NUMBER AND QUALIFICATIONS. (a) The exact number of directors shall be fixed from time to time by the Board pursuant to a resolution adopted by not less than a majority of the number of directors which immediately prior to such change had been fixed, in the manner prescribed herein, by the Board, subject to the provisions of the Articles of Incorporation.

       (b) Notwithstanding any other provisions of these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law or these Bylaws), any member of the Board or the entire Board may be removed at any time, but only for cause by the vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at an annual meeting of shareholders or at a meeting of the shareholders called for that purpose.

       SECTION 4.3 ELECTION AND VACANCIES. Each class of directors to be elected shall be elected at the annual meeting of the shareholders of the Corporation and shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Thereafter, directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of shareholders at which directors of such class are to be elected and until their successors are elected and qualified or until their earlier death, resignation or removal. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including vacancies resulting from the removal of directors, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

       SECTION 4.4 REGULAR MEETINGS. The Board shall meet regularly at the time and place designated in a resolution of the Board or by written consent of all members of the Board, whether within or without the State of Illinois, and no notice of such regular meetings need be given to the directors.

       SECTION 4.5 ORGANIZATION MEETING. Following each annual meeting of shareholders, the Board shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the Board, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

       SECTION 4.6 SPECIAL MEETINGS. Special meetings of the Board may be called by the Chairman of the Board, the Vice Chairman, the President, the Secretary, or a majority of directors then in office. Notice of each such meeting shall be given to each director by the Secretary or by the person or persons calling the meeting. Such notice shall specify the time


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and place of the meeting, which may be within or without the State of
Illinois, and the general nature of the business to be transacted, and no other business may be transacted at the meeting. Such notice shall be deposited in the mail, postage prepaid, at least four (4) days prior to the meeting, directed to the address of the director on the records of the Corporation, or delivered in person or by telephone or telegram, telecopy or other means of electronic transmission to the director at least 48 hours before the meeting. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting, or an approval of the minutes thereof, whether before or after such meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

       SECTION 4.7 QUORUM; MAJORITY ACTION. A majority of the authorized number of directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed in Section 4.6 of these Bylaws. Every act or decision of a majority of the directors present at a meeting at which a quorum is present, made or done at a meeting duly held, shall be valid as the act of the Board, unless a greater number is required by law or the Articles of Incorporation or these Bylaws.

       SECTION 4.8 ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of the Board.

       SECTION 4.9 TELEPHONIC MEETINGS. Members of the Board may participate in any regular or special meeting, including meetings of committees of the Board, through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this section constitutes presence in person at such meeting.

       SECTION 4.10 FEES AND COMPENSATION. Fees and compensation of directors and members of committees for their services, and reimbursement for expenses, shall be fixed or determined by a resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, employee, agent or otherwise, and receiving compensation therefor.

       SECTION 4.11 CAUSE FOR REMOVAL. Cause for removal of a director in the manner set forth in Section 4.2(b) hereof shall be determined in accordance with the standards established by the Articles of Incorporation, of if none, then such cause shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for gross


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negligence or misconduct in the performance of such director's duty to the
Corporation and such adjudication is no longer subject to direct appeal.

       SECTION 4.12 DIRECTORS EMERITUS/ADVISORY DIRECTORS. The Board may by resolution appoint directors emeritus or advisory directors who shall have such authority and receive such compensation and reimbursement as the Board shall provide. Directors emeritus or advisory directors shall not have the authority to participate by vote in the transaction of business.

                                     ARTICLE 5

                                      OFFICERS

       SECTION 5.1 OFFICERS. The officers of the Corporation shall be the Chairman of the Board, the Vice Chairman, the President, one or more Vice Presidents, the Chief Financial Officer, the Secretary, and any other individual performing functions similar to those performed by the foregoing persons, including any Officer designated by the Board as performing such functions. Any two or more offices may be held by the same person.

       SECTION 5.2 ELECTION. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.4 of this Article shall be chosen annually by the Board. Each officer shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified, and shall perform such duties as are prescribed in the Bylaws or as the Board may from time to time determine.

       SECTION 5.3 REMOVAL AND RESIGNATION. Any officer may be removed, either with or without cause, by the Board, at any regular or special meeting thereof, or by any officer upon whom such power of removal may be conferred by the Board (without prejudice, however, to the rights, if any, of an officer under any contract of employment with the Corporation).

       Any officer may resign at any time by giving written notice to the Board or to the President or to the Secretary of the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt or at any later time specified therein.

       SECTION 5.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled by the Board for the unexpired portion of the term.

       SECTION 5.5 COMPENSATION. The Board shall fix the compensation of the chief executive officer of the Corporation. The compensation of all of the other officers of the Corporation shall be fixed by the Board or by an officer of the Corporation to whom the authority to fix compensation has been delegated by the Board.


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       SECTION 5.6  CHAIRMAN.  The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and exercise such other powers and perform such duties as the Board shall lawfully authorize.

       SECTION 5.7 VICE CHAIRMAN. The Vice Chairman shall have such powers and perform such duties as the Board shall lawfully authorize, and shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board. The Vice Chairman shall also serve as the chairman of the Executive Committee, if such a committee has been so designated by the Board.

       SECTION 5.8 PRESIDENT. The President shall be the chief executive officer and chief operating officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. The President shall have the general powers and duties of management usually vested in the office of the president of a corporation, and such other powers and duties as may be from time to time assigned to him or her by the Board or prescribed by these Bylaws. The President shall have the authority to vote all shares of stock of any other corporation standing in the name of the Corporation, at any meeting of the shareholders of such other corporation, or by written consent of the shareholders of such other corporation, and may, on behalf of the Corporation, waive any notice of the calling of any such meeting, and may give a written proxy in the name of the Corporation to vote any or all shares of stock of such other corporation owned by the Corporation at any such meeting.

       SECTION 5.9 VICE PRESIDENTS. Vice Presidents, if any, shall have such powers and perform such duties as usually pertain to such offices or as are properly required of them by the Board. Each of the Vice Presidents, if any, shall report to the President or such other officer as may be determined by the Board. Each Vice President shall have such duties and responsibilities as from time to time may be assigned to him or her by the President or the Board.

       SECTION 5.10 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, shall receive and keep all the funds of the Corporation and shall pay out corporate funds on the check of the Corporation, signed in such manner as shall be authorized by the Board. The Chief Financial Officer shall have such other powers and duties as the Board shall from time to time prescribe.

       SECTION 5.11 SECRETARY. The Secretary shall keep, or cause to be kept, minutes of all meetings of the shareholders and Board in a book to be provided for that purpose, and shall attend to the giving and serving of all notices of meetings of shareholders and directors, and any other notices required by law to be given. The Secretary shall be custodian of the corporate seal, if any, and shall affix the seal to all documents and papers requiring such seal. The Secretary shall have such other powers and duties as the Board from time to time shall prescribe.


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                                   ARTICLE 6

                                  COMMITTEES

       SECTION 6.1 EXECUTIVE COMMITTEE. The Board may, but shall not be required to, by a resolution adopted by a majority of the authorized number of directors, designate an executive committee consisting of two or more directors, one of which shall be the Vice Chairman of the Board, to serve at the pleasure of the Board. If an executive committee is designated, it shall have, to the extent provided in the resolution of the Board or in these Bylaws, all the authority of the Board, except that such committee may not:

              (a) Authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof;

              (b) Approve or recommend to shareholders any act the BCA requires to be approved by shareholders;

              (c)   Fill vacancies on the Board or on any of its committees;

              (d) Elect or remove officers or fix the compensation of any member of the committee;

              (e)   Adopt, amend or repeal the bylaws of the Corporation;

              (f) Approve a plan of merger not requiring shareholder approval;

              (g) Authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board;

              (h) Authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitation of a series of shares; and

              (i) Amend, alter, repeal or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the Board provides by its terms that it shall not be amended, altered or repealed by action of a committee.

       The Board may by resolution fix the regular meeting date of the executive committee, and notice of any such regular meeting date shall be dispensed with. Special meetings of the executive committee may be held at the principal office of the Corporation, or at any place which has been designated from time to time by resolution of the executive committee or by written consent of all members thereof and may be called by the Vice Chairman or the President or any two members thereof, upon written notice to the members of the executive committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. Vacancies in the membership of the executive committee may be filled by the

Board. A majority of the authorized number of members of the executive committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the executive committee, however called and noticed, or wherever held, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporation's records or made a part of the minutes of the meeting.

       Any action required or permitted to be taken by the executive committee may be taken without a meeting, if all members of the executive committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the executive committee. Such action by written consent shall have the same force and effect as a unanimous vote of such members of the executive committee. Any certificate or other document filed under any provision of the BCA which relates to action so taken shall state that the action was taken by unanimous written consent of the executive committee without meeting, and that these Bylaws authorize the members of the executive committee to so act.

       SECTION 6.2 AUDIT COMMITTEE. The Board may, by a resolution adopted by a majority of the authorized number of directors, but shall not be required to, designate an audit committee consisting of two or more outside directors to serve at the pleasure of the Board. If an audit committee is designated, it shall have, to the extent provided in the resolution of the Board or in these Bylaws, the authority to retain the independent auditor for the Corporation, and to conduct discussions with such auditor concerning the financial statements, operations, internal controls and other related matters and such other authority as may be provided to the audit committee by the Board.

       The Board may, by resolution, fix the regular meeting date of the audit committee, and notice of any such regular meeting date shall be dispensed with. Special meetings of the audit committee may be held at the principal office of the Corporation, or at any place which has been designated from time to time by resolution of the audit committee or by written consent of all members thereof and may be called by the chairman of the audit committee, or any members thereof, upon written notice to the members of the audit committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. Vacancies in the membership of the audit committee may be filled by the Board. A majority of the authorized number of members of the audit committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the audit committee, however called and noticed, or wherever held, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporation's records or made a part of the minutes of the meeting.

       Any action required or permitted to be taken by the audit committee may be taken without a meeting, if all members of the audit committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the audit committee. Such action by written consent shall have the same force and effect as a unanimous vote of such members of the audit committee. Any certificate or other document filed under any provision of the BCA which relates to action so taken shall state that the action was taken by unanimous written consent of the audit committee without meeting, and that these Bylaws authorize the members of the audit committee to so act.

       SECTION 6.3 COMPENSATION COMMITTEE. The Board may, by a resolution adopted by a majority of the authorized number of directors, but shall not be required to, designate a compensation committee consisting of three or more directors to serve at the pleasure of the Board. If a compensation committee is designated, it shall have, to the extent provided in the resolution of the Board or in these Bylaws, the authority to establish the compensation, benefits and prerequisites for the executive officers, directors and other employees of the Corporation and such other authority as may be provided to the compensation committee by the Board.

       The Board may, by resolution, fix the regular meeting date of the compensation committee, and notice of any such regular meeting date shall be dispensed with. Special meetings of the compensation committee may be held at the principal office of the Corporation, or at any place which has been designated from time to time by resolution of the compensation committee or by written consent of all members thereof and may be called by the chairman of the compensation committee, or any two members thereof, upon written notice to the members of the compensation committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of the time and place of special meetings of the Board. Vacancies in the membership of the compensation committee may be filled by the Board. A majority of the authorized number of members of the compensation committee shall constitute a quorum for the transaction of business; and transactions of any meeting of the compensation committee, however called and noticed, or wherever held, shall be as valid as though at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporation's records or made a part of the minutes of the meeting.

       Any action required or permitted to be taken by the compensation committee may be taken without a meeting, if all members of the compensation committee shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the compensation committee. Such action by written consent shall have the same force and effect as a unanimous vote of such members of the compensation committee. Any certificate or other document filed under any provision of the BCA which relates to action so taken shall state that the action was taken by unanimous written consent of the compensation committee without meeting, and that these Bylaws authorize the members of the compensation committee to so act.

       SECTION 6.4 OTHER COMMITTEES. The Board may, but shall not be required to, designate any other committee consisting of two or more directors, to serve at the pleasure of the Board. Any such committee shall possess such powers of the Board as the Board shall by its resolution provide, except that it shall not in any event have authority with respect to any of the transactions which are prohibited to the executive committee by
Section 6.1 of this Article.

       Unless the Board shall otherwise prescribe the manner of proceedings of any other committee, meetings of such committee may be regularly scheduled in advance and may be called at any time by the Chairman of the Board, or the President, or any two members of the committee; otherwise, the provisions of these Bylaws with respect to notice and conduct of meetings of the Board shall govern.

                                   ARTICLE 7

                                INDEMNIFICATION

       SECTION 7.1   INDEMNIFICATION.

              7.1.1 ACTIONS, SUITS OR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

              7.1.2 ACTIONS OR SUITS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which such court shall deem proper.

              7.1.3 INDEMNIFICATION FOR COSTS, CHARGES AND EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Section 7.1, to the extent that a director, officer, employee or agent has been successful, on the merits or otherwise, including, without limitation, to the extent permitted by applicable law, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 7.1.1 and 7.1.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

              7.1.4 DETERMINATION OF RIGHT TO INDEMNIFICATION. Any indemnification under Sections 7.1.1 and 7.1.2, (unless ordered by a court) shall be paid by the Corporation, if a determination is made (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such majority of disinterested directors so directs, by independent legal counsel in a written opinion, or
(c) by the shareholders, that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2.

              7.1.5 ADVANCE OF COSTS, CHARGES AND EXPENSES. Expenses (including attorneys' fees) incurred by a person referred to in Sections 7.1.1 and 7.1.2 in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; PROVIDED, HOWEVER, that the payment of such costs, charges and expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article. Such costs, charges and expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the directors deems appropriate. The majority of the directors may, in the manner set forth above, and upon approval of such director or officer of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

              7.1.6 PROCEDURE FOR INDEMNIFICATION. Any indemnification under Sections 7.1.1, 7.1.2 and 7.1.3, or advance of costs, charges and expenses under Section 7.1.5, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer, employee or agent. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 7.1.5, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 7.1.1 and 7.1.2, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 7.1.1 and 7.1.2, nor the fact that there has been an actual determination by the Corporation (including its Board, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

              7.1.7 SETTLEMENT. The Corporation shall not be obligated to reimburse the costs of any settlement to which it has not agreed. If in any action, suit or proceeding, including any appeal, within the scope of Sections 7.1.1 and 7.1.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time such settlement could reasonably have been effected.

       SECTION 7.2 SUBSEQUENT AMENDMENT. No amendment, termination or repeal of this Article or of relevant provisions of the BCA or any other applicable law shall affect or diminish in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

       SECTION 7.3 OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. The Corporation shall not consent to any acquisition, merger, consolidation or other similar transaction unless the successor corporation assumes by operation of law or by agreement the obligations set forth in this Article.

       SECTION 7.4 INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under this Article.

       SECTION 7.5   CERTAIN DEFINITIONS.  For purposes of this Article:

              (i) references to "the Corporation" shall include, in addition to the surviving corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article with respect to the surviving corporation as he or she would have with respect to such merging corporation if its separate existence had continued;

              (ii) references to "other enterprises" shall include employee benefit plans;

              (iii) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

              (iv) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and

              (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation," as referred to in this Article.

       SECTION 7.6 SAVINGS CLAUSE. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer of the Corporation as to any costs, charges, expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extant permitted by applicable law.

       SECTION 7.7 SUBSEQUENT LEGISLATION. If the BCA is amended after the date hereof to further expand the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such person to the fullest extent permitted by the BCA, as so amended.

                                   ARTICLE 8

                              RECORDS AND REPORTS

       SECTION 8.1 RECORDS. The Corporation shall maintain adequate and correct books and records of accounts of its business and properties.

       SECTION 8.2 CHECKS AND DRAFTS. All checks, drafts and other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board.

       SECTION 8.3 EXECUTION OF INSTRUMENTS. The Board may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

       SECTION 8.4 FISCAL YEAR. The fiscal year of the Corporation shall be a December 31 fiscal year.

       SECTION 8.5 ANNUAL AUDIT. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent accountants appointed by, and responsible to, the Board.

                                   ARTICLE 9

                              DIVIDENDS ON STOCK

       SECTION 9.1 DIVIDENDS ON STOCK. Subject to applicable law, the Articles of Incorporation and these Bylaws, the Board may, from time to time, declare, and the Corporation may pay, dividends on the outstanding shares of capital stock of the Corporation.

                                  ARTICLE 10

                                 CERTIFICATES

       SECTION 10.1 ISSUANCE. The Corporation, as authorized by the Board, may issue any and all forms of certificates of stock not inconsistent with law.

       SECTION 10.2 CERTIFICATES FOR SHARES. Every holder of shares of the stock of the Corporation or shares of any other class or series of stock that may be validly authorized and issued by the Corporation shall be entitled to have a certificate signed in the name of the Corporation by Vice Chairman or the President, a Vice President or a Senior Officer and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

       SECTION 10.3 STATEMENTS ON CERTIFICATES. Any certificates for shares of stock shall contain such legend or other statement as may be required by law or applicable rule or regulation, by these Bylaws or by any agreements between the Corporation and the issue thereof.

       SECTION 10.4 LOST OR DESTROYED CERTIFICATES. In case any certificate for stock or other security issued by the Corporation is lost or destroyed, the Board may authorize the issuance of a new certificate or instrument therefor, on such terms and conditions as it may determine, after proof of such loss or destruction satisfactory to the Board. The Board may require a bond or other security in an adequate amount as indemnity for any such certificate or instrument when, in the Board's judgment, it is proper to do so.

       SECTION 10.5 TRANSFER. Stock of the Corporation shall be transferable on the books of the Corporation by the person named in the certificate, or by the person entitled thereto, on surrender of the certificate for cancellation, accompanied by proper evidence of succession, assignment or authority to transfer. The Corporation shall be entitled to treat the holder of record of any stock certificate as owner thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to, or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Illinois.

                                  ARTICLE 11

                                 MISCELLANEOUS

       SECTION 11.1  RECORD DATE.

              11.1.1 SHAREHOLDERS' MEETINGS. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or adjournment thereof, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board may fix a new record date for the adjourned meeting.

              11.1.2 OTHER ACTIONS. In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, the Board may fix, in advance, a record date, which shall not be more than sixty (60) days prior to such action.

              11.1.3 SUBSEQUENT TRANSFERS AND CLOSING TRANSFER BOOKS. When a record date is fixed, only shareholders of record at the close of business on that date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date, except as otherwise provided in the Articles of Incorporation or by agreement or in the BCA. The Board may close the books of the Corporation against transfers of shares during the whole, or any part, of any such period.

       SECTION 11.2  INSPECTION OF CORPORATE RECORDS.

              11.2.1 BY SHAREHOLDERS. Any shareholder, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder.

              11.2.2 BY DIRECTORS. Each director shall have the right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the Corporation. The inspection may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts and copies thereof.

       SECTION 11.3 CORPORATE SEAL. The corporate seal of the Corporation, if any, shall be in such form as the Board shall prescribe.

                                  ARTICLE 12

                              AMENDMENT OF BYLAWS

       SECTION 12.1 AMENDMENT OF BYLAWS. These Bylaws may be adopted, amended or repealed by the affirmative vote of the holders of a majority of the total votes eligible to be cast at a legal meeting of the shareholders or by a resolution adopted by a majority of the directors then in office.